Independent Auditors' Consent
                         -----------------------------





The Board of Directors
GST USA, Inc.:

We consent to the use of our report, dated November 22, 1996, included in the Registration Statement on Form S-4, dated October 9, 1997, of GST Telecommunications, Inc., GST USA Inc. and GST Equipment Funding, Inc. and to the reference to our firm under the "Experts" heading in the Prospectus.


                                             /s/ KPMG Peat Marwick LLP





Portland, Oregon
October 9, 1997